UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CALLAN JMB INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

CALLAN JMB INC.

244 Flightline Drive

Spring Branch, Texas 78070-6241

To the Stockholders of Callan JMB Inc.:

NOTICE IS HEREBY GIVEN that as of October 30, 2026, the holders of a majority of the voting power of the outstanding capital stock of Callan JMB Inc., a Nevada corporation (the “Company,” “we,” “us,” or “our”), approved the following actions by written consent (the “Written Consent”) without a meeting of stockholders in accordance with Sections 78.320, 78.385, 78.390 and 78.2055 of the Nevada Revised Statutes (the “NRS”):

1.	An amendment to our Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect, at the discretion of our Board of Directors (the “Board”), a reverse stock split of our issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), without a corresponding decrease in the number of authorized shares of Common Stock, at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio within such range, and whether and when to effect such reverse stock split, to be determined by the Board in its sole discretion at any time within twelve (12) months following the date of the Written Consent (the “Reverse Stock Split” and such amendment, the “Reverse Split Amendment”) (“Proposal 1”); and

2.	An amendment to our Articles of Incorporation, for the Board to effect or abandon in the exercise of its sole discretion, to increase the total number of shares of capital stock that the Company is authorized to issue from 200,000,000 shares to 500,000,000 shares, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) (the “Authorized Share Amendment” and, together with the Reverse Split Amendment, the “Amendments”) (“Proposal 2”).

The Board approved the Amendments and recommended them to the stockholders by unanimous written consent dated October 27, 2026. The enclosed Information Statement contains information pertaining to the matters acted upon. The actions will not become effective until at least twenty (20) calendar days after the definitive Information Statement is first mailed to our stockholders. We expect to mail the definitive Information Statement to the stockholders on or about November__, 2026. This Information Statement is being furnished to our stockholders in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission thereunder.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Your vote or consent is not requested or required to approve the matters described herein. The accompanying Information Statement is provided solely for your information.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Dated: November__, 2026

Sincerely,

/s/ Wayne Williams
Name:	Wayne Williams
Title:	Chief Executive Officer, President, and Chairman of the Board

1

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished in connection with the actions taken by written consent of stockholders holding a majority of the voting power of our outstanding capital stock (the “Majority Holders”) taken as of October 30, 2026 without a meeting (the “Written Consent”) to approve the actions described in this Information Statement. The Board has fixed the close of business on October 23, 2026 as the record date (the “Record Date”) for determining the stockholders entitled to consent to, and to receive notice of, the actions described in this Information Statement. We are mailing this Information Statement to our stockholders on or about November __, 2026.

What actions were taken by Written Consent?

1.	The approval of the Reverse Split Amendment to effect, in the sole Board’s discretion, the Reverse Stock Split at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio, and whether and when to effect the Reverse Stock Split, to be determined by the Board within twelve (12) months following the date of the Written Consent; and

2.	The approval of the Authorized Share Amendment to increase, in the sole exercise of the Board’s discretion, our authorized capital stock from 200,000,000 shares to 500,000,000 shares, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

How many shares of Common Stock were outstanding on the Record Date?

On the Record Date, there were 10,662,319 shares of Common Stock issued and outstanding and entitled to vote, and no shares of Preferred Stock issued and outstanding. The Majority Holders signing the Written Consent collectively held 5,630,392 shares of Common Stock, representing approximately 52.8% of the voting power of the outstanding Common Stock as of the Record Date.

Who is paying the cost of this Information Statement?

We will pay for preparing, printing and mailing this Information Statement. Arrangements may be made with banks, brokerage houses and other institutions, nominees and fiduciaries, to forward the Definitive Information Statement to beneficial owners. We will, upon request, reimburse those persons and entities for expenses incurred in forwarding the Definitive Information Statement to our stockholders.

Why am I receiving this Information Statement?

Because the Majority Holders approved the Amendments by written consent instead of at a stockholders’ meeting, Rule 14c-2 under the Exchange Act requires us to send you this Information Statement at least twenty (20) calendar days before the Amendments may become effective. You are not being asked to vote or to send a proxy.

What will the Reverse Stock Split do?

If effected, each two (2) to twenty (20) shares of issued and outstanding Common Stock, at the exact ratio selected by the Board, will be automatically combined into one (1) share of Common Stock. The Board may also decide not to effect the Reverse Stock Split. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not change any stockholder’s percentage ownership interest, except for nominal changes from rounding up fractional shares.

Will the Reverse Stock Split change the number of authorized shares or the par value?

No. The Reverse Stock Split will not change the number of authorized shares of Common Stock or Preferred Stock, and the par value will remain $0.001 per share. Only the number of issued and outstanding shares of Common Stock will be reduced. Separately, the Authorized Share Amendment will, if effected by the Board, increase our authorized capital stock from 200,000,000 shares to 500,000,000 shares, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

2

What happens to fractional shares?

No fractional shares will be issued. Any fractional share resulting from the Reverse Stock Split will be rounded up to the next whole share, determined on a holder-of-record basis, and no cash will be paid in lieu of fractional shares.

Why is the Company effecting the Amendments?

The Reverse Stock Split is intended primarily to enable us to maintain compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq. The Authorized Share Amendment is intended to provide sufficient authorized shares for future financings, acquisitions, equity compensation and other corporate purposes. See “Proposal 1 — Reasons for the Reverse Stock Split” and “Proposal 2 — Reasons for the Increase in Authorized Shares.”

When will the Amendments become effective?

Each Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, at a time determined by the Board, but no earlier than twenty (20) calendar days after the definitive Information Statement is first mailed to stockholders. The Reverse Stock Split must be effected, if at all, within twelve (12) months following the date of the Written Consent. We will file a Current Report on Form 8-K announcing the final ratio and effective time of the Reverse Stock Split.

Do I need to do anything?

No. Stockholders holding shares in book-entry form or through a bank, broker or other nominee will have their positions adjusted automatically. Holders of physical certificates will receive a letter of transmittal from our transfer agent and should not submit any certificate until requested to do so.

Do I have dissenters’ or appraisal rights?

No. Stockholders are not entitled to dissenters’ or appraisal rights under the NRS in connection with either Amendment.

3

PROPOSAL 1 — APPROVAL OF THE REVERSE STOCK SPLIT

General

On October 27, 2026, the Board adopted resolutions approving, declaring advisable and recommending to our stockholders the Reverse Split Amendment, which would add a new Section 3.04 to Article III of our Articles of Incorporation, substantially in the form attached hereto as Annex A. As of October 30, 2026, the Majority Holders approved the Reverse Split Amendment by the Written Consent. The Reverse Stock Split will combine a whole number of issued and outstanding shares of Common Stock, between two (2) and twenty (20), into one (1) share of Common Stock. The Board retains sole discretion to select the final ratio, to determine whether and when to effect the Reverse Stock Split at any time within twelve (12) months following the date of the Written Consent, and to abandon the Reverse Stock Split at any time prior to its effectiveness without further action by the stockholders. If the Reverse Stock Split has not become effective within such twelve-month period, the authority granted by the Written Consent will terminate.

Because the Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock without a corresponding reduction in the number of authorized shares of Common Stock, it required the approval of the Board and the stockholders pursuant to NRS 78.2055 and NRS 78.390.

Reasons for the Reverse Stock Split

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CJMB.” Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) requires that listed issuers maintain a minimum bid price of at least $1.00 per share for continued listing on Nasdaq. Failure to satisfy the Minimum Bid Price Requirement for a period of 30 consecutive calendar days subjects an issuer to potential delisting from Nasdaq if such issuer is unable to regain compliance in an extension period that may be granted by Nasdaq. To regain compliance, the closing bid price of an issuer’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period, although Nasdaq may, in its discretion, require a longer period (generally no more than 20 consecutive business days). The Board approved the Reverse Stock Split Amendment primarily to enable us to regain, if necessary, and maintain compliance with the Minimum Bid Price Requirement and to provide flexibility in our capital structure. In determining to approve the Reverse Stock Split, the Board considered, among other things, our ability to regain and maintain compliance with the Minimum Bid Price Requirement, the historical and prevailing trading price and trading volume of the Common Stock, and prevailing market and economic conditions. As of November __, 2026, the closing price of our Common Stock on Nasdaq was $[●] per share.

The Board also believes that an increased per-share market price could make our Common Stock more attractive to a broader range of institutional and other investors, as many brokerage firms and institutional investors have internal policies and practices that prohibit or discourage investment in low-priced stocks, and brokerage commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks.

Criteria for Determining the Reverse Stock Split Ratio

In determining the final ratio, the Board may consider, among other things: the historical trading price and trading volume of the Common Stock; the then-prevailing trading price and volume of the Common Stock and the anticipated impact of the Reverse Stock Split on them; the continued listing requirements of Nasdaq, including the need to maintain at least 500,000 publicly held shares and at least 300 round lot holders following the Reverse Stock Split; the number of shares of Common Stock outstanding; prevailing general market and economic conditions; and our anticipated capital needs.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares outstanding, or that any increase will be sustained.

4

There can be no assurance that the Reverse Stock Split will enable us to regain or maintain compliance with the Minimum Bid Price Requirement, or to maintain compliance with the other Nasdaq continued listing requirements, which the Reverse Stock Split does not address.

The Reverse Stock Split may reduce the liquidity of the Common Stock because fewer shares will be outstanding and may increase the number of stockholders who own “odd lots” of fewer than 100 shares, which may be more costly to sell.

Because the number of authorized shares will not be reduced, the Reverse Stock Split will increase the number of authorized but unissued shares available for future issuance, which could result in significant dilution to existing stockholders if such shares are issued.

Under Nasdaq Listing Rule 5810(c)(3)(A), we will not be considered to be in compliance with the Minimum Bid Price Requirement if the Reverse Stock Split results in our Common Stock falling below the numeric threshold for another Nasdaq listing requirement, such as the requirement to maintain at least 500,000 publicly held shares, without regard to any compliance period otherwise available for that other requirement. In that event, we would continue to be considered non-compliant until both the other deficiency is cured and thereafter our Common Stock meets the Minimum Bid Price Requirement for a minimum of ten consecutive business days. Because a significant portion of our outstanding Common Stock is held by our directors, officers and certain other Majority Holders, whose shares are not counted as publicly held shares, a Reverse Stock Split at or near the high end of the approved range could cause us to fall below this threshold. In addition, under Nasdaq Listing Rule 5810(c)(3)(A)(iv), if the closing bid price of our Common Stock fails to meet the Minimum Bid Price Requirement within one year after the Reverse Stock Split, or if we have effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, we will not be eligible for any compliance period, and Nasdaq will issue a Staff Delisting Determination with respect to our Common Stock.

Principal Effects of the Reverse Stock Split

If effected, the Reverse Stock Split will occur simultaneously for all outstanding shares of Common Stock and at the same ratio. It will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the rounding up of fractional shares results in a nominal increase. The Reverse Stock Split will not change the par value of the Common Stock, which will remain $0.001 per share, and will not change the number of authorized shares of Common Stock or Preferred Stock (other than as provided in Proposal 2). Following the Reverse Stock Split, the Common Stock will continue to be listed on Nasdaq under the symbol “CJMB,” subject to our continued compliance with Nasdaq listing requirements, but will trade under a new CUSIP number.

5

The following table sets forth our capitalization as of the Record Date and on a pro forma basis after giving effect to both the Authorized Share Amendment and the Reverse Stock Split at illustrative ratios of 1-for-2, 1-for-5, 1-for-10 and 1-for-20, based on 10,662,319 shares of Common Stock outstanding as of the Record Date and giving effect to the rounding up of fractional shares on an aggregate basis. The actual number of shares outstanding after the Reverse Stock Split will depend on the ratio selected by the Board and on rounding at the holder-of-record level.

Shares	As of Record Date	1-for-2		1-for-5		1-for-10		1-for-20
Authorized capital stock (1)	200,000,000	500,000,000		500,000,000		500,000,000		500,000,000
Authorized Common Stock	190,000,000	490,000,000	(1)	490,000,000	(1)	490,000,000	(1)	490,000,000	(1)
Authorized Preferred Stock	10,000,000	10,000,000		10,000,000		10,000,000		10,000,000
Common Stock issued and outstanding	10,662,319	5,331,160		2,132,464		1,066,232		533,116
Preferred Stock issued and outstanding	0	0		0		0		0
Authorized but unissued Common Stock (before reserves)	179,337,681	484,668,840		487,867,536		488,933,768		489,466,884
Common Stock reserved for issuance under the Callan JMB Inc. 2024 Equity Incentive Plan, as amended (the “Plan”) (2)	2,000,000	1,000,000		400,000		200,000		100,000

(1)	Reflects the Authorized Share Amendment approved under Proposal 2. That amendment increases our total authorized capital stock from 200,000,000 shares to 500,000,000 shares, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Reverse Stock Split will not, by itself, change the number of authorized shares of Common Stock or Preferred Stock.
(2)	Represents the aggregate number of shares of Common Stock reserved for issuance under the Plan, which will be proportionately adjusted in accordance with the terms of the Plan upon the effectiveness of the Reverse Stock Split and does not give effect to any automatic annual increase under the Plan.

Effect on Outstanding Equity Awards, Convertible Securities and the Equity Incentive Plan

Upon the effectiveness of the Reverse Stock Split, proportionate adjustments will be made, in accordance with their respective terms, to the number of shares of Common Stock issuable upon exercise, conversion or settlement of all outstanding options, warrants, convertible securities and equity awards, and to the exercise or conversion prices thereof, as well as to the number of shares reserved and available for issuance under the Callan JMB Inc. 2024 Equity Incentive Plan, as amended (the “Plan”). No shares of Preferred Stock were outstanding as of the Record Date.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. As permitted by NRS 78.205, any holder of record who would otherwise be entitled to a fractional share, after aggregating all shares of Common Stock held of record by such holder immediately prior to the effective time, will have such fractional share rounded up to the next whole share. No cash or other consideration will be paid in lieu of fractional shares.

Effectiveness; Exchange of Shares

The Reverse Stock Split will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada, setting forth the ratio selected by the Board, but in no event earlier than twenty (20) calendar days after the definitive Information Statement is first sent or given to our stockholders, as required by Rule 14c-2 under the Exchange Act. We will notify Nasdaq of the Reverse Stock Split as required under Nasdaq Listing Rule 5250(e)(7) and will file a Current Report on Form 8-K announcing the final ratio and effective time.

6

Our transfer agent, ClearTrust, LLC, will act as exchange agent. Stockholders holding shares in book-entry form or through a bank, broker or other nominee will have their positions automatically adjusted and need take no action. Holders of physical certificates will receive a letter of transmittal with instructions. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATE UNTIL REQUESTED TO DO SO.

Accounting Consequences. The par value per share of Common Stock will remain $0.001 per share. As a result, on the effective date, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the ratio selected, and additional paid-in capital will be increased by the amount by which stated capital is reduced. Per-share net income or loss will be increased because there will be fewer shares outstanding, and prior-period per-share amounts will be retroactively adjusted.

Certain Material U.S. Federal Income Tax Consequences. The Reverse Stock Split is intended to qualify as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a stockholder generally should not recognize gain or loss as a result of the Reverse Stock Split, except possibly with respect to any additional fraction of a share received as a result of rounding up. A stockholder’s aggregate tax basis in the post-split shares should equal the aggregate tax basis of the pre-split shares, and the holding period of the post-split shares should include the holding period of the pre-split shares. Stockholders should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split.

No Going-Private Transaction. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effective Date of Action by Written Consent

Per Rule 14c-2 under the Exchange Act, the corporate actions taken by the Written Consent will become effective no earlier than twenty (20) calendar days after the first mailing or delivery of the definitive Information Statement to stockholders as of the Record Date. No Certificate of Amendment will be filed with the Secretary of State of the State of Nevada before that date.

Interests of Directors and Executive Officers

No director, executive officer, or associate of any director or executive officer, or any other person, has any substantial interest, direct or indirect, by security holdings or otherwise, in either Amendment that is not shared by all other holders of Common Stock.

Dissenters’ Rights of Appraisal

Under the NRS, our Articles of Incorporation and our Bylaws, stockholders are not entitled to dissenters’ or appraisal rights in connection with the Reverse Stock Split or the Authorized Share Amendment, and we will not independently provide stockholders with any such rights.

7

PROPOSAL 2 — APPROVAL OF THE INCREASE IN AUTHORIZED SHARES

General

On October 27, 2026, the Board adopted resolutions approving, declaring advisable and recommending to our stockholders the Authorized Share Amendment, which would amend and restate Sections 3.01 and 3.02 of Article III of our Articles of Incorporation, substantially in the form attached hereto as Annex B, to increase the total number of shares of capital stock that we are authorized to issue from 200,000,000 shares to 500,000,000 shares, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, each with a par value of $0.001 per share. Section 3.03 (Preferred Stock) of Article III will remain unchanged. As of October 30, 2026, the Majority Holders approved the Authorized Share Amendment by the Written Consent pursuant to NRS 78.385 and NRS 78.390.

Before the Authorized Share Amendment, we are authorized to issue 200,000,000 shares of capital stock, consisting of 190,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. After the Authorized Share Amendment, we will be authorized to issue 500,000,000 shares of capital stock, consisting of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 10,662,319 shares of Common Stock and no shares of Preferred Stock were outstanding.

Reasons for the Increase in Authorized Shares

The Board believes the Authorized Share Amendment is advisable and may be in the best interests of the Company and our stockholders in order to provide sufficient authorized shares for future financings, acquisitions, equity compensation and other corporate purposes, without the delay and expense of obtaining further stockholder approval, except as required by applicable law or Nasdaq rules..

Effect of the Increase in Authorized Shares. The additional shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of Common Stock have no preemptive rights to purchase additional shares. The Authorized Share Amendment will not, by itself, have any immediate effect on the rights of existing stockholders. However, the future issuance of additional shares of Common Stock, or securities convertible into Common Stock, would dilute the ownership and voting interests of existing stockholders and, depending on the price at which such shares are issued, could dilute earnings per share and book value per share and adversely affect the market price of the Common Stock.

Potential Anti-Takeover Effects. Although the Authorized Share Amendment is not intended as an anti-takeover measure, the availability of additional authorized shares could, under certain circumstances, have an anti-takeover effect. For example, the Board could issue additional shares to dilute the stock ownership or voting power of a person seeking to obtain control of the Company, or could issue shares to persons friendly to the Board. The Reverse Stock Split, by increasing the proportion of authorized but unissued shares relative to issued shares, could have a similar effect. The Board is not aware of any attempt or plan to obtain control of the Company, and neither Amendment is being undertaken in response to any such effort.

Effectiveness

The Authorized Share Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Nevada at such time as the Board determines, but in no event earlier than twenty (20) calendar days after the definitive Information Statement is first sent or given to our stockholders. The Board reserves the authority to abandon the Authorized Share Amendment at any time prior to its effectiveness without further action by the stockholders. The Authorized Share Amendment and the Reverse Split Amendment may be effected independently, at the same time or at different times.

Interests of Directors and Executive Officers

No director or executive officer has any substantial interest in the Authorized Share Amendment that is not shared by all other holders of Common Stock.

8

OUTSTANDING VOTING SECURITIES

Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 10,662,319 shares of Common Stock were issued, outstanding, and eligible for action by written consent and notice of such action, and no shares of Preferred Stock were outstanding. Under NRS 78.390 and 78.2055, with respect to the Reverse Split Amendment, and NRS 78.385 and 78.390, with respect to the Authorized Share Amendment, each Amendment required the approval of the holders of a majority of the voting power of our outstanding capital stock, which approval was obtained by written consent pursuant to NRS 78.320. The Majority Holders, include Wayne Williams, David Croyle, M.D., and certain other Company Officers and Directors holding in the aggregate voting power over 3,630,063 shares of Common Stock, representing approximately 34% of the voting power of the outstanding Common Stock as of the Record Date.

As of October 30, 2026, the Majority Holders executed the Written Consent approving Proposal 1 and Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the Record Date by: (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares of common stock that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of common stock listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Callan JMB Inc., 244 Flightline Drive, Spring Branch, Texas 78070-6241. Percentages are based on 10,662,319 shares of Common Stock outstanding as of the Record Date.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers
Wayne Williams(1)	2,523,770	23.7%
David Croyle, M.D.(2)	1,005,693	9.4%
Christopher Shields	1,100	*
Liberty Duke	43,750	*
Gerald Dial	55,750	*
All Executive Officers & Directors as a Group	3,630,063	34%
5% or Greater Stockholders	*	*

*Represents beneficial ownership of less than 1%.

(1) Consists of 2,250,000 shares of Common Stock owned and controlled directly and 273,770 shares owned beneficially over which the holder has voting power.

(2) Consists of 750,000 shares of Common Stock owned and controlled directly and 255,693 shares owned beneficially over which the holder has voting power.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

9

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. The Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to

Callan JMB Inc.

244 Flightline Drive, Spring Branch, Texas 78070-6241

Telephone: (830) 438-0395

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

INCORPORATION BY REFERENCE

We are permitted to incorporate by reference certain information into this Information Statement. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Information Statement. We hereby incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. The Company will furnish any such report to a stockholder that requests any thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains statements not purely historical and which may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding our expectations, beliefs, future plans and strategies, anticipated events or trends concerning matters that are not historical facts or that necessarily depend upon future events. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions. This Information Statement contains, among others, forward-looking statements based upon current expectations that involve numerous risks and uncertainties, including those described in our Annual Report on Form 10-K and in our other public filings.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties and that actual results may differ materially from those possible results discussed in the forward-looking statements as a result of various factors.

Do not place undue reliance on such forward-looking statements as they speak only as of the date they are made. Except as required by law, we assume no obligation to publicly update or revise any forward-looking statement even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Documents we have filed with the SEC are also available on our website through the investors link at https://www.callanjmb.com. Information contained on our website does not constitute a part of this information statement and is not incorporated by reference herein.

10

CONCLUSION

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, as described above.

You should rely only on information contained in or referenced in this information statement. No persons have been authorized to give any information or to make any representations other than those contained in this information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person.

THIS INFORMATION STATEMENT IS DATED NOVEMBER__, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

This Information Statement is first being mailed or furnished to stockholders on or about November__, 2026. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

This Information Statement is provided to the stockholders only for information purposes in connection with the Amendments, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors:

Dated: November__, 2026	Callan JMB Inc.

/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer, President, and Chairman of the Board

11

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF CALLAN JMB INC.

(Pursuant to NRS 78.385 and 78.390)

Callan JMB Inc., a Nevada corporation (the “Corporation”), hereby certifies as follows:

1. The name of the corporation is Callan JMB Inc.

2. The Articles of Incorporation of the Corporation, as amended (the “Articles”), have been amended as follows: Article III (Capital Stock) of the Articles is hereby amended by adding the following new Section 3.04 immediately following Section 3.03: “3.04 Reverse Stock Split. Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), every [●] ([●]) shares of common stock, par value $0.001 per share, of the Corporation (the “Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically and without any further action on the part of the Corporation or any holder thereof be combined into one (1) validly issued, fully paid and nonassessable share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.001 per share. No fractional shares shall be issued in connection with the Reverse Stock Split. If the Reverse Stock Split would result in a holder of record being entitled to a fraction of a share of Common Stock, after aggregating all shares of Common Stock held of record by such holder immediately prior to the Effective Time, the Corporation shall issue such additional fraction of a share of Common Stock as is necessary to increase such fractional share to a whole share, such that the number of shares of Common Stock to be received by each holder shall be rounded up to the next whole share, and no cash or other consideration shall be paid in lieu of fractional shares. The total number of shares of capital stock that the Corporation is authorized to issue, and the number of authorized shares of Common Stock and Preferred Stock, as set forth in Sections 3.01, 3.02 and 3.03 of this Article III, shall not be changed by the Reverse Stock Split. Each certificate or book-entry position that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares represented thereby shall have been combined as a result of the Reverse Stock Split, subject to the rounding-up treatment of fractional share interests described above.”

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required by law or by the Articles, voted in favor of the amendment is: Shares representing 52.8% of the outstanding voting power of the Corporation were voted in favor of the amendment.

4. Effective date and time of filing: [__________], 202_[, at [__:__] [a.m./p.m.] Pacific Time].

CALLAN JMB INC.

By:
Name:	Wayne Williams
Title:	Chief Executive Officer, President and Chairman of the Board

A-1

ANNEX B

FORM OF CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF CALLAN JMB INC.

(Pursuant to NRS 78.385 and 78.390)

Callan JMB Inc., a Nevada corporation (the “Corporation”), hereby certifies as follows:

1. The name of the corporation is Callan JMB Inc.

2. The Articles of Incorporation of the Corporation, as amended (the “Articles”), have been amended as follows: Sections 3.01 and 3.02 of Article III (Capital Stock) of the Articles are hereby amended and restated in their entirety to read as follows, and Section 3.03 (Preferred Stock) of Article III shall remain unchanged: “3.01 Authorized Capital Stock. The total number of shares of stock this Corporation is authorized to issue shall be five hundred million (500,000,000) shares, par value $0.001 per share. This stock shall be divided into two classes to be designated as “Common Stock” and “Preferred Stock”. 3.02 Common Stock. The total number of authorized shares of Common Stock shall be four hundred and ninety million (490,000,000).” Following such amendment, the total number of authorized shares of Preferred Stock shall remain ten million (10,000,000) shares, par value $0.001 per share, as set forth in Section 3.03.

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required by law or by the Articles, voted in favor of the amendment is: Shares representing 52.8% of the outstanding voting power of the Corporation were voted in favor of the amendment.

4. Effective date and time of filing: [__________], 202_[, at [__:__] [a.m./p.m.] Pacific Time].

CALLAN JMB INC.

By:
Name:	Wayne Williams
Title:	Chief Executive Officer, President and Chairman of the Board

B-1